Roadrunner Nominates Two New Directors for Election at the Company’s Upcoming Annual Meeting Downers Grove, IL (BUSINESS WIRE) — April 16, 2019 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced that its Board of Directors has nominated Donald C. Brown and Christopher W. Jamroz for election to the company’s Board of Directors at its annual meeting to be held on May 22, 2019. Three current directors, John G. Kennedy III, William S. Urkiel and Michael P. Ward, have resigned from the Board effective with the May 22 annual meeting, as part of a planned board transition. “First of all, on behalf of our Board and management team, I would like to thank John, Bill and Mike for their valuable counsel and years of service to Roadrunner. Their collective commitment to Roadrunner enabled us to successfully navigate some challenging times over the past few years. We wish all three great success in their future endeavors,” said Curt Stoelting, Chief Executive Officer of Roadrunner. Stoelting continued, “We are excited to be nominating Don Brown and Chris Jamroz to our board. Both have extensive industry experience and knowledge in finance, operations, management and administration. Don and Chris will be valuable assets and key advisors to our company as we continue to pursue our long-term business plan.” Donald C. Brown retired in 2017 after a 20-year career at FedEx Corporation. His career includes serving as Executive Vice President, Finance and Administration, and Chief Financial Officer of FedEx Freight from 2008 to 2017, and as Senior Vice President and Chief Financial Officer of FedEx Freight from 2001 to 2008. He also held management positions at FedEx Corporation, FedEx Corporate Services and FedEx Logistics. Prior to joining FedEx, Brown held positions with Caliber System, Inc., Roadway Services, Inc and Ernst & Young. He currently serves on the Board of Directors of The Davey Tree Expert Company in Kent, Ohio, and the Board of Advisors for Miller Transfer & Rigging in Rootstown, Ohio. Christopher W. Jamroz is Executive Chairman of STG Holdings, LLC, a specialty 3PL and transportation services provider. He also serves as Chairman of the Board of CMS Info Systems, Ltd., a secure logistics company. He previously served as President and Chief Operating Officer of GardaWorld Cash Services from 2010 to 2016. Prior to that time, he was at J.P. Morgan Chase in Canada from 2003 to 2010, ultimately serving as the Head of the Corporate Finance practice. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, over-the-road truckload and intermodal services. Active On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the

Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events. Forward-looking statements also include, among other things, statements regarding Roadrunner’s board transition and nominees for Roadrunner’s board of directors at its annual meeting. These statements are often, but not always, made through the use of words or phrases such as "may," "will," "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "predict," "potential," "opportunity," and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner's current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner's actual results, performance, initiatives, or achievements, to differ materially from those expressed or implied in any forward-looking statement. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof except as required by law. For a full discussion of risks and uncertainties, see the section entitled "Risk Factors" in Roadrunner's Annual Report on Form 10-K for the year ended December 31, 2018. Additional Information and Where to Find It In connection with the annual meeting of stockholders, the company filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement on April 15, 2019. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the company’s stockholders. Stockholders should read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the annual meeting of stockholders or incorporated by reference in the proxy statement because they will contain important information about the annual meeting of stockholders. Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, investors may obtain a free copy of the company’s filings with the SEC from the company’s website at https://investors.rrts.com/financial-information/sec-filings. The company and its directors, executive officers and certain other members of management and employees of the company may be deemed “participants” in the solicitation of proxies from stockholders of the company in connection with the annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the company, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the company’s stockholders generally, will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about the company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in the definitive proxy statement to be filed with the SEC. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com